      Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-112837

PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2004
TO
PROSPECTUS DATED APRIL 8, 2004

ENER1, INC.

        This prospectus supplement should be read in conjunction with our prospectus dated April 8, 2004, and in particular “Risk Factors” beginning on page 3 of the prospectus.

        This prospectus supplement includes the attached Current Report on Form 8-K of Ener1, Inc., filed with the Securities and Exchange Commission on November 30, 2004.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2004

ENER1, INC.
(Exact name of registrant as specified in its charter)

Florida	000-21138	59-2479377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309
(Address of Principal Executive Office) (Zip Code)

(954)556-4020
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 26, 2004 the Company filed a Preliminary Information Statement on Schedule 14C with the Securities and Exchange Commission. The Information Statement was filed in connection with an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 500,000,000 to 750,000,000. The action will become effective no earlier than 20 calendar days after a Definitive Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on the record date established by the Board of Directors of the Company for determining holders of the Company’s common stock entitled to receive such notice. The Company also indicated in the Preliminary Information Statement that it does not have a current plan to engage in a reverse split of its common shares.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 30, 2004	ENER1, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer